Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Leigh J. Abrams, CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

DAVID WEBSTER TO RETIRE AS KINRO CEO
JASON LIPPERT, CEO OF LIPPERT COMPONENTS, TO ALSO ASSUME LEAD ROLE AT KINRO

White Plains, New York - October 14, 2008 - Drew Industries Incorporated (NYSE: DW) today announced that David L. Webster, age 72, will retire as Chairman, President and Chief Executive Officer of Kinro, Inc., Drew’s subsidiary, by December 31, 2008. Jason D. Lippert will assume responsibility for the operations of Kinro, and will continue as Chairman, President and CEO of Drew’s subsidiary, Lippert Components.

“We thank David for his 30 years of outstanding service as Kinro’s leader,” said Leigh J. Abrams, Drew’s CEO. “And we wish him well in his retirement. Under David’s management, Kinro has realized exceptional growth in sales and profits by increasing market share, introducing new products and completing accretive acquisitions.”

During his tenure with Kinro, Mr. Webster earned and maintained a long-standing reputation as a dynamic industry leader, and enjoyed wide respect for his personal integrity. As a result, Kinro became known for quality products and excellent customer service, and achieved extraordinary success. In 2006, Mr. Webster was elected to the RV/MH Hall of Fame, and he intends to continue to be active in industry associations and councils.

Mr. Lippert, age 36, has more than 14 years of service with Lippert Components. He has served as President and CEO of Lippert Components since 2003, and as Chairman of Lippert Components and as a director of Drew since 2007. Under Mr. Lippert’s entrepreneurial leadership, Lippert Components has achieved substantial growth in sales and earnings by increasing market share, by introducing new products, and through strategic acquisitions. In September 2006, Mr. Lippert was elected to the Board of Directors of the Recreational Vehicle Industry Association.

“All of us at Drew and Kinro will miss David’s guidance in day-to-day operations. However, under Jason Lippert’s leadership, together with Kinro’s outstanding management team, we are confident that Kinro will continue to thrive as a leading supplier to the RV and manufactured housing industries,” said Abrams. “We have worked side-by-side with Kinro management for years, and we admire their extensive knowledge of our industries, their tenacity, and their ability to excel even in difficult times,” added Mr. Lippert.

About Drew:

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RV’s and manufactured homes, including windows, doors, chassis, chassis parts, upholstered furniture, RV slide out mechanisms and power units, leveling devices, bath and shower units, axles, bed lifts, steps, electric stabilizer jacks, and suspension systems, as well as trailers for hauling equipment, boats, personal watercraft and snowmobiles, and chassis and windows for modular homes and offices. Currently, from 36 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this press release and in our Form 10-K for the year ended December 31, 2007, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, a sales decline in either the RV or the manufactured housing industries, the financial condition of our customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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